EXHIBIT 99.3

BATS GLOBAL MARKETS, INC.
2016 OMNIBUS INCENTIVE PLAN

SECTION 1.  Purpose.  The purpose of the Bats Global Markets, Inc. 2016 Omnibus Incentive Plan (the “Plan”) is to attract, retain, motivate and reward those employees, officers and Consultants who are expected to contribute significantly to the success of Bats Global Markets, Inc., a Delaware corporation (the “Company”), and its Affiliates and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

SECTION 2.  Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

(a)                                 “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company, directly or indirectly, has an equity ownership of at least twenty percent (20%) but less than fifty percent (50%); in each case, as determined by the Committee.

(b)                                 “Award” means any Option, Stock Appreciation Right, RSU, Restricted Stock, Performance Award, Other Share-Based Award or Other Cash-Based Award granted under the Plan.

(c)                                  “Award Document” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d)                                 “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(e)                                  “Beneficiary” means a Person entitled to receive payments or other benefits or to exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(f)                                   “Board” means the board of directors of the Company.

(g)                                  “Cause” means, with respect to any Participant, unless otherwise defined in such Participant’s Employment Agreement or Award Document, such Participant’s:

(i)                                     willful failure to substantially perform his or her duties (other than due to physical or mental illness) after notice to the Participant of such failure;

(ii)                                  willful misconduct or gross negligence in connection with the business or affairs of the Company or any of its Affiliates;

(iii)                               conviction of or plea of nolo contendere in a court of any crime or offense, excluding misdemeanors and other minor offenses, or the Participant’s indictment or entering into a consent decree relating to any violations of U.S. or foreign securities laws;

(iv)                              willful and material breach of any written covenant or agreement with the Company or any Affiliate not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Affiliate or not to compete or interfere with the business of the Company or any Affiliate;

(v)                                 substance abuse, including abuse of alcohol, drugs or other substances or use of illegal narcotics or substances, for which the Participant fails to undertake treatment immediately after requested by the Board or to complete such treatment and which abuse continues or resumes after such treatment period; or

(vi)                              misappropriation of funds or other acts of dishonesty involving the Company or any of its Affiliates.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

(h)                                 “Change of Control” means the occurrence of any one or more of the following events, except as otherwise provided in the Participant’s Award Document:

(i)                                     any “person” (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof) including any “group” within the meaning of both Section 13(d) of the Exchange Act and Treas. Reg. §1.409A-3(i)(5)(v)(B), other than the Company, any Affiliate or any employee benefit plan(s) or trust(s) sponsored or maintained by the Company or its Affiliates, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;

(ii)                                  at any time during a period of twelve (12) consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board;

(iii)                               the consummation of (A) a merger or consolidation of the Company or any of its Subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least fifty percent (50%) of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation; or

(iv)                              the approval by the stockholders of the Company to dissolve or liquidate the Company.

Notwithstanding the foregoing or any provision of any Award Document to the contrary, for any Award that provides for accelerated distribution on a Change of Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code and the regulations thereunder), if the event that constitutes such Change of Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change of Control but instead shall vest as of the date of such Change of Control and shall be paid on the scheduled payment date specified in the applicable Award Document, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.

(i)                                     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(j)                                    “Committee” means the Compensation Committee of the Board, in consultation, as applicable, with the compensation committee or the regulatory oversight committee of the board of directors of the Company’s registered securities exchange Subsidiaries, or such other committee as may be designated by the Board from time to time.  If the Board does not designate the Committee, all references herein to the “Committee” shall refer to the Board.

(k)                                 “Consultant” means any individual who is providing services to the Company or any Affiliate other than as an employee, officer or Director.

(l)                                     “Covered Employee” means an individual who is a “covered employee” or expected by the Committee to be a “covered employee,” in each case within the meaning of Section 162(m)(3) of the Code.

(m)                             “Disability” means, for awards not subject to Section 409A of the Code, any disability as determined under procedures established by the Committee for purposes of the Plan.  For awards subject to Section 409A of the Code, “Disability” shall have the meaning given in Section 409A(2)(C) of the Code and shall be determined consistent with Treasury Regulation §1.409A-3(i)(4)(i) or successor guidance thereto.

(n)                                 “Effective Date” means the effective date of the Company’s initial public offering.

(o)                                 “Employment Agreement” means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.

(p)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(q)                                 “Fair Market Value” means with respect to Shares, the closing price of a Share as of the day prior to the relevant date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Company.

(r)                                    “Good Reason” means

(i)                                     If an employee or Consultant is party to an Employment Agreement or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein;

(ii)                                  If no such agreement exists or if such agreement does not define Good Reason, the definition contained in the applicable Award Document.

(s)                                   “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.

(t)                                    “Intrinsic Value” with respect to an Option or Stock Appreciation Right means (i) the excess, if any, of the price or implied price per Share in a Change of Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.

(u)                                 “Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.

(v)                                 “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(w)                               “Other Cash-Based Award” means a cash Award granted pursuant to Section 10, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

(x)                                 “Other Share-Based Award” means an Award granted pursuant to Section 10 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.

(y)                                 “Participant” means the recipient of an Award granted under the Plan.

(z)                                  “Performance Award” means an Award granted pursuant to Section 9.

(aa)                          “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

(bb)                          “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

(cc)                            “Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company, directly or indirectly, combines.

(dd)                          “Restricted Stock” means any Share granted pursuant to Section 8.

(ee)                            “RSU” means a contractual right granted pursuant to Section 8 that is denominated in Shares.  Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof as determined by the Committee.  Awards of RSUs may include the right to receive dividend equivalents.

(ff)                              “Section 162(m) Compensation” means “qualified performance-based compensation” under Section 162(m) of the Code.

(gg)                            “Shares” means shares of the Company’s common stock, par value $0.01 per share.

(hh)                          “Subsidiary” means a corporation, domestic or foreign, not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(ii)                                  “Stock Appreciation Right” means any right granted pursuant to Section 7 which entitles the Participant to receive, upon the exercise thereof in whole or in part, an amount in Shares equal in value to the excess of the Fair Market Value (at the time of exercise) of one Share over the base price per share specified with respect to the Stock Appreciation Right, multiplied by the number of Shares in respect of which the Stock Appreciation Right shall have been exercised.  The number of Shares to be issued shall be calculated on the basis of the Fair Market Value of the Shares at the time of exercise.  Notwithstanding the foregoing, the Committee may elect, at any time and from time to time, in lieu of issuing all or any portion of the Shares otherwise issuable upon any exercise of any such Stock Appreciation Right, to pay the Participant an amount in cash or other marketable property of a value equivalent to the aggregate Fair Market Value at the time of exercise of the number of Shares that the Committee is electing to settle in cash or other marketable property.

(jj)                                “Termination of Service” means, in the case of a Participant who is an employee of the Company or an Affiliate, cessation of the employment relationship such that the Participant is no longer an employee of the Company or Affiliate, or, in the case of a Participant who is a Consultant or Director, the date the performance of services for the Company or an Affiliate has ended; provided, however, that in the case of an employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as a Consultant or Director shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service will be deemed to occur for a Participant employed by an Affiliate when such Affiliate ceases to be an Affiliate unless such Participant’s employment continues with the Company or another Affiliate. Notwithstanding the foregoing, for Awards subject to Section 409A of the Code, a “Termination of Service” shall not be deemed to have occurred unless such “Termination of Service” is considered a “separation from service” (within the meaning given of Treasury Regulation §1.409A-1(h) or successor guidance thereto).

SECTION 3.  Eligibility.  (a) Any employees, officers, Directors and Consultants shall be eligible to be selected to receive an Award under the Plan.

(b)                                 Holders of options and other types of equity or equity-based awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Replacement Awards under the Plan.

SECTION 4.  Administration.  (a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than two (2) Directors.  To the extent determined by the Board or necessary to comply with applicable regulatory and tax regimes, the Committee shall be comprised of members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are quoted or traded; (ii) non-employee directors within the meaning of Rule 16b-3 under the Exchange Act; and (iii) outside directors pursuant to Section 162(m) of the Code.  The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee.  To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards. Notwithstanding the above, only the Board may select and grant Awards to persons who are, or who would be, officers of the Company or Directors for purposes of Section 16 of the Exchange Act or otherwise take action with respect to Awards granted to such individual.

(b)                                 Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited, suspended, or subject to accelerated vesting, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, suspended or vested on an accelerated basis; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend terms or conditions of any outstanding Awards, including without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi)  make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(c)                                  The Committee shall have the authority to: (i) adopt and modify such rules, guidelines and practices governing the Plan which are not inconsistent with the terms of the Plan as it shall, from time to time, deem advisable; (ii) interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and (iii) otherwise supervise the administration of the Plan. It is intended that all such Awards shall be issued, administered, exercised and paid or transferred in conformance with Section 409A of the Code. Accordingly, notwithstanding anything herein to the contrary, the Committee shall have authority to amend or restate the terms of a grant or Award to the extent that, by such action, it may preclude a violation of Section 409A of the Code, without the consent of the recipient thereof. All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Participants.

SECTION 5.  Shares Available for Awards.  (a) Subject to adjustment as provided in Section 5(c) and except for Replacement Awards, (i) the maximum number of Shares available for issuance under the Plan shall not exceed 4,074,000 Shares and (ii) no Participant may receive under the Plan in any calendar year (A) Options and Stock Appreciation Rights that relate to more than 873,000 Shares; (B) Restricted Stock and RSUs that relate to more than 363,750 Shares or (C) Share-based Performance Awards and Other Share-Based Awards that relate to more than 363,750 Shares.  No Participant may receive under the Plan in any calendar year cash-based Performance Awards or Other Cash-Based Awards that relate to more than $10,000,000.

(b)                                 Any Shares subject to an Award (other than a Replacement Award) that expires, is canceled, is forfeited, otherwise terminates or is settled in cash, in whole or in part, without the delivery of such Shares, including (i) the number of Shares surrendered or withheld in payment of any grant, purchase, exercise or hurdle price of an Award or taxes related to an Award and (ii) any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan.

(c)                                  In the event that the Committee determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to compliance with Section 409A of the Code, adjust equitably (including without limitation, by payment of cash) any or all of:

(i)                                     the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a);

(ii)                                  the number and type of Shares (or other securities) subject to outstanding Awards; and

(iii)                               the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d)                                 Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of Shares acquired by the Company.

SECTION 6.  Options.  The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)                                 The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Replacement Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b)                                 The term of each Option shall be fixed by the Committee but shall not exceed ten (10) years from the date of grant of such Option; provided that the Board may (but shall not be required to) provide in an Award Document for an extension of such ten (10)-year term, in the event the exercise of the Option would be prohibited by law on the expiration date.

(c)                                  Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides, in its sole discretion, that any Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

(d)                                 Subject to whatever installment exercise provisions apply under Section 6(c) and subject to whatever restrictions may be imposed by the Company, Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of Shares as to which the Option is being exercised. Without limiting the generality of the foregoing, payment of the exercise price with respect to any portion of any Option being exercised may be made: (i) in cash or its equivalent; (ii) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest); (iii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Shares; (iv) by net share settlement; or (v) by any combination of the foregoing, provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any Shares tendered to the Company, valued as of the time of such tender, is at least equal to such exercise price multiplied by the number of Shares for which the Option is being exercised. An optionee shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the optionee has exercised such Option by paying for the Shares being exercised (or the Company has elected to net settle such Option) in accordance with this Section 6(d).

(e)                                  Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.  Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424(a) of the Code).  Notwithstanding any designation as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options that become exercisable for the first time during any calendar year exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options.  For purposes of the foregoing, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.  No Incentive Stock Options may be issued more than ten (10) years following the earlier of (i) the date of adoption of this Plan by the Board or (ii) the date of approval of this Plan by the Company’s stockholders.  In the case of certain ten percent (10%) stockholders, the exercise price per Share purchasable under an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares at the time the Incentive Stock Option is granted and the exercise period shall not be greater than five (5) years from the date of grant.

(f)                                   Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option (other than an Incentive Stock Option) to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle solely for the benefit of the Participant and/or such immediate family members, no Option (including an Incentive Stock Option) shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

(g)                                  Unless otherwise determined in an Award Document, the following shall apply in the event of an optionee’s Termination of Service:

(i)                                     Upon a Termination of Service by reason of death or Disability, any Option held by such optionee may thereafter be exercised in accordance with the terms and conditions established by the Committee.  If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 421 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.

(ii)                                  Upon a Participant’s Termination of Service for Cause, any Options held by such Participant shall be immediately cancelled and may not thereafter be exercised, even if exercisable on the date of such termination.

(iii)                               Upon a Participant’s Termination of Service for any reason other than Cause, death or Disability (including, without limitation, a voluntary resignation), any unvested Option shall thereupon terminate and the Committee may permit an optionee up to ninety (90) days following such termination to exercise any Options that are exercisable as of the date of such termination.

(h)                                 In the event that an Option is exercised following the date of Termination of Service of the Participant, in lieu of delivering Shares to the Participant following such exercise, the Company may, in its sole discretion, fully discharge its obligations under the Option with respect to such exercise by making a cash payment to the optionee in an amount equal to the excess of the aggregate Fair Market Value of the Shares on the date of exercise over the sum of the exercise price paid for such Shares and the amount of the withholding obligation.

SECTION 7.  Stock Appreciation Rights.  Stock Appreciation Rights may be granted alone, in addition to, or in tandem with, other Awards granted under the Plan.  Any Stock Appreciation Right granted under the Plan shall be in such form as the Committee may from time to time approve.  Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)                                 The exercise or base price per Share under a Stock Appreciation Right shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise or base price shall not be less than the Fair Market Value of a Share on the date of grant of such Stock Appreciation Right. Without the express approval of the Company’s stockholders, except as otherwise provided in Section 5(c), the Committee shall not be entitled to amend or otherwise modify any Stock Appreciation Right to lower the exercise price below the Fair Market Value applicable at the date of grant, or to issue any replacement Stock Appreciation Right or similar award in exchange for a Stock Appreciation Right with a higher exercise price.

(b)                                 Stock Appreciation Rights shall be exercisable at such time and subject to such conditions as the Committee shall specify, except that any Stock Appreciation Right granted in tandem with an Option (or portion thereof) shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable, including in the event of the Participant’s Termination of Service.  Any Stock Appreciation Right granted on a stand-alone basis shall be subject to the same rules regarding exercisability (including those pertaining to the impact of Termination of Service and the periods following Termination of Service described in Section 6(g)) that apply to Options.

(c)                                  Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in Shares (or, solely to the extent determined by the Committee, cash) equal in value to the excess of the Fair Market Value (at the time of exercise) of one Share over the base price per share specified with respect to the Stock Appreciation Right, multiplied by the number of Shares in respect of which the Stock Appreciation Right shall have been exercised.  When payment is to be made in Shares, the number of Shares to be paid shall be calculated on the basis of the Fair Market Value of the Shares at the time of exercise.  A Participant of a Stock Appreciation Right shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Stock Appreciation Right until the Participant has exercised the Stock Appreciation Right and the Company has issued Shares to the Participant.

(d)                                 The term of each Stock Appreciation Right shall be fixed by the Committee but shall not exceed ten (10) years from the date of grant of such Stock Appreciation Right.

(e)                                  Stock Appreciation Rights shall be transferable only to the extent that Options may be transferable under Section 6(f) of the Plan.

SECTION 8.  Restricted Stock and RSUs.  The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)                                 Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The Committee, in its sole discretion, may provide for the lapse of any restrictions imposed on any Restricted Stock or RSUs in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance criteria and/or such other factors as the Committee may determine, in its sole discretion. Unless otherwise provided by the Committee in the applicable Award Document, any Award of Restricted Stock or RSUs shall be forfeited in the event of Termination of Service prior to the end of the applicable restriction period.

(b)                                 The Company shall record each Award of Restricted Stock on its books and records, in a manner generally consistent with its then current procedures for recording stock ownership, which may include book-entry registration or issuance of a stock certificate or certificates. In the event that the shares of Restricted Stock are entered into the share register of the Company, such entry shall (i) be registered in the name of the Participant and (ii) bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Stock. In the event that any share certificate is issued in respect of the Restricted Stock, such certificate shall (x) be registered in the name of the Participant and (y) bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Stock.

(c)                                  Except to the extent restricted under the Award Document relating to Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote such Restricted Stock and the right to receive dividends thereon (which may be subject to the same vesting conditions as the underlying Restricted Stock). Following the vesting and settlement of any Award of RSUs, the Company shall record on its books and records, in a manner generally consistent with its then current procedures for recording stock ownership, the Participant’s ownership of a number of Shares equal to the Shares issued in respect of an Award of RSUs; provided that the Committee may determine, at or after grant, whether and to what extent to settle RSUs in cash.

(d)                                 If the Committee intends that an Award granted under this Section 8 shall constitute or give rise to Section 162(m) Compensation to the extent that such Award is not otherwise grandfathered, such Award may be structured in accordance with the requirements of Section 9, including the performance criteria and the Award limitation set forth therein, and any such Award shall be considered a Performance Award for purposes of the Plan. The Committee may also condition the grant of Restricted Stock or RSUs upon the attainment of specified performance criteria set forth in Section 9. Where the restriction period will lapse or expire based on performance criteria, as provided in Section 9, the restriction period shall be at least one (1) year, but may be waived by the Committee, in the event of death, Disability or a Change of Control, whether in its discretion, as provided in the applicable Award Document or in rules or procedures that the Committee shall establish from time to time.

(e)                                  The Committee shall determine whether an amount equivalent to any dividends declared on a Share will be credited with respect to an Award of RSUs and, if so, when such dividend equivalents will be paid and whether they will be paid in (or valued by reference to) cash, Restricted Stock or RSUs, in any case in compliance with Section 409A of the Code.  If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.  Notwithstanding the foregoing, no dividend equivalents shall be payable in respect of any Award that has not become vested as of the record date of the corresponding dividend payable on the Shares.

(f)                                   The Committee shall have the right to issue the Restricted Stock or RSUs at a purchase price determined by the Committee. Payment of the purchase price for the number of Shares being purchased pursuant to the Award shall be made (a) in cash, by check or check equivalent, (b) by such other consideration as my be approved by the Committee from time to time or (c) any combination thereof.

SECTION 9.  Performance Awards.  The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)                                 Performance Awards may be denominated as a cash amount, number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee.  In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it granted or settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.  Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.  Excluding Options and/or Stock Appreciation Rights granted hereunder, the maximum number of Shares that may be subject to any such Share-based Performance Award granted to any employee in any calendar year shall not exceed 363,750 Shares, as such number may be adjusted pursuant to Section 5(c); provided that, based on the level of achievement of the performance conditions, the number of Shares issuable in respect of any Share-based Performance Award upon achievement of the applicable performance conditions may be up to twice the number of Shares initially granted.  The maximum initial dollar value of any cash-based Performance Award granted in respect of a performance period may not exceed $10,000,000, provided that, based on the level of achievement of the performance conditions, the actual amount payable in respect of such Performance Award upon achievement of the applicable performance conditions may be up to twice the initial dollar value.

(b)                                 Every Performance Award shall, if the Committee intends that such Award should constitute Section 162(m) Compensation, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more of the following performance measures or any other performance measure reasonably determined by the Committee, with respect to: overhead costs, general and administration expense, market price of a Share, cash flow, reserve value, net asset value, earnings, normalized earnings (earnings excluding non-recurring expenses), net income, operating income, cash from operations, revenue, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted EBITDA (EBITDA excluding equity-based compensation expenses), normalized EBITDA (EBITDA excluding non-recurring expenses), return on assets, stockholder return, return on equity, assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified goals relating to acquisitions or divestitures, each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company.  Performance criteria may be measured on an absolute or relative basis, may be established on a corporate wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index or one or more of the performance goals themselves. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices.  Except in the case of an Award intended to qualify as Section 162(m) Compensation, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.  Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, respectively, and may be established on a standalone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Section 162(m) Compensation.  Notwithstanding any provision of the Plan to the contrary, the Committee shall not be authorized to increase the amount payable under or exercise discretion with respect to any Performance Award to a Covered Person intended to be Section 162(m) Compensation (such as the right to accelerate vesting without regard to the achievement of the relevant performance objectives) if the ability to increase such amount or exercise such discretion would cause such Award to fail to qualify as other performance-based compensation.

(c)                                  Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, in the discretion of the Committee. Performance Awards will be settled only after the end of the relevant Performance Period.

(d)                                 Unless provided in an Employment Agreement or otherwise determined by the Committee, in its discretion, as provided in the applicable Award Document, any Performance Award shall be forfeited in the event of Termination of Service prior to the end of the Performance Period.

SECTION 10.  Other Cash-Based Awards and Other Share-Based Awards.

(a)                                 The Committee is authorized, subject to limitations under applicable law, to grant to Participants Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Share-Based Awards.  The Committee shall determine the terms and conditions of such Awards.  Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that the purchase price therefore shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

(b)                                 The Committee shall specify the extent to which the Participant shall have the right to receive Other Cash-Based Awards or Other Share-Based Awards following Termination of Service.  Such provisions need not be uniform among all Other Cash-Based Awards or Other Share-Based Awards, and may reflect distinctions based on the reasons for such termination.

(c)                                  Except as the Committee shall otherwise specify at or after grant, Other Cash-Based Awards and Other Share-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and during the Participant’s lifetime only by the Participant.

SECTION 11.  Effect of a Change of Control on Awards.  (a) In the event of a Change of Control, except as otherwise provided in an Award Document or Employment Agreement, the Committee may provide for: (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent; (ii) substitution by the surviving corporation or its parent of awards with substantially the same terms and value for such outstanding Awards (in the case of an Option or Stock Appreciation Right, the Intrinsic Value at grant of such substitute award shall equal the Intrinsic Value of the Award); (iii) acceleration of the vesting or right to exercise such outstanding Awards immediately prior to or as of the date of the Change of Control, and the expiration of such outstanding Awards to the extent not timely exercised by the date of the Change of Control or other date thereafter designated by the Board; or (iv) in the case of an Option or Stock Appreciation Right, cancelation in consideration of a payment in cash or other consideration to the Participant who holds such Award in an amount equal to the Intrinsic Value of such Award (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change of Control.  For the avoidance of doubt, in the event of a Change of Control, the Committee may, in its sole discretion, terminate any Option or Stock Appreciation Right for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change of Control transaction without payment of consideration therefor.

(b)                                 If an Award is treated in accordance with Sections 11(a)(i) or (ii), notwithstanding the provisions of Section 6, 7, 8 and 9 and unless otherwise specified in an Award Document or Employment Agreement, in the event of a Termination of Service without Cause or for Good Reason during the twelve (12)-month period following a Change of Control:

(i)                                     any Options and Stock Appreciation Rights awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested; and

(ii)                                  the restrictions and deferral limitations applicable to any Restricted Stock, RSU, Performance Award, Other Cash-Based Awards or Other Share-Based Awards (other than any Section 162(m) Compensation), in each case to the extent not already vested under the Plan, shall lapse and such shares and Awards shall be deemed fully vested and settled, with any performance criteria or other performance conditions shall be deemed met at target.  Section 162(m) Compensation shall remain outstanding and continue to be subject to achievement of the relevant performance measures for the Performance Periods in effect on the date of termination.

SECTION 12.  General Provisions Applicable to Awards.  (a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)                                 Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)                                  Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d)                                 Except as may be permitted by the Committee (except with respect to Incentive Stock Options) or as specifically provided in an Award Document, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 12(e), and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of Section 12(d)(ii) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e)                                  A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.

(f)                                   All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)                                  The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

SECTION 13.  Amendments and Termination.  (a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(c) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 19. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create subplans, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b)                                 The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 19; provided further that, except as provided in Section 5(c), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof; and provided further, that the Committee’s authority under this Section 13(b) is limited in the case of Awards subject to Section 9, as provided in Section 9.

(c)                                  Except as provided in Section 9, the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)                                 No Repricing.  Notwithstanding the foregoing, except as provided in Section 5(c), no action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any Award established at the time of grant thereof without approval of the Company’s stockholders.

(e)                                  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 14.  Miscellaneous.  (a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b)                                 The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(c)                                  Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)                                 All distributions under the Plan are subject to minimum tax withholding obligations, and the Committee may condition the delivery of Shares or other benefits upon satisfaction of all applicable withholding requirements. Withholding obligations shall be satisfied through a cash payment by the Participant; provided, however, that the Committee, in its discretion and subject to such requirements as it may prescribe, may permit such withholding obligations to be satisfied through any combination of the following: (i) a cash payment by the participant; (ii) payroll withholding of the Participant’s salary, wages or other compensation; (iii) surrender of Shares which the Participant already owns (either by actual surrender or attestation); or (iv) surrender of Shares or other benefits to which the Participant is otherwise entitled (e.g., upon exercise of an Option) under the terms of the Plan.

(e)                                  If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.

(f)                                   No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, failure to act, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, failure to act, determination or interpretation.

(g)                                  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h)                                 No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

SECTION 15.  Effective Date of the Plan.  The Plan shall be effective as of the Effective Date, subject to its approval by the Board and the stockholders of the Company.

SECTION 16.  Term of the Plan.  No Award shall be granted under the Plan after the earliest to occur of (i) the ten year anniversary of the Effective Date, (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section 13(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 17.  Section 409A of the Code.  With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.  Notwithstanding anything else in the Plan, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and the amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

SECTION 18.  Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, residing or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then residing or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is residing or primarily employed in the United States. An Award may be modified under this Section 18 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

SECTION 19.  Clawback.  The Board shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes.  Notwithstanding any other provision in the Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawbacks as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

SECTION 20.  Successors and Assigns.  The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 11.

SECTION 21.  Governing Law.  The Plan and each Award Document shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.